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                                                                     EXHIBIT 3.1

                    CERTIFICATE OF AMENDMENT AND RESTATEMENT

                                       OF                               [SEAL]

                            ARTICLES OF INCORPORATION

                                       OF

                       WESTCORP FINANCIAL SERVICES, INC.,
                            a California corporation

Howard C. Reese and Harriet Burns Feller certify that:

      1. They are the President and the Secretary, respectively, of Westcorp Financial Services, Inc., a California corporation.

      2. The Articles of Incorporation of this corporation are amended and restated in their entirety to read as follows:

                                   ARTICLE. I

                        The name of this corporation is:

                                WFS Financial Inc

                                   ARTICLE II

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
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                                   ARTICLE III

            (a) This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which this corporation shall have authority to issue is sixty million (60,000,000), consisting of fifty million (50,000,000) shares of Common Stock, no par value, and ten million (10,000,000) shares of Preferred Stock, no par value.

            (b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issue of any shares thereof.

            (c) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms (including sinking fund provisions, if any), redemption price or prices, liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE IV

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter and rescind the Bylaws of this corporation.

                                    ARTICLE V

      The number of directors shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the shareholders acting in accordance with the California Corporations Code.

                                   ARTICLE VI

      This corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

                                   ARTICLE VII

         The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
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                                  ARTICLE VIII

      If this corporation shall become a listed corporation within the meaning of Section 301.5 of the California Corporations Code, or any successor statute, cumulative voting shall, upon the effective date of such listing, be eliminated without further amendment to the Articles of Incorporation.

                                   ARTICLE IX

      If this corporation shall become a listed corporation within the meaning of Section 301.5 of the California Corporations Code, or any successor statute, the Board of Directors shall, upon the effective date of such listing, be divided into two classes if the number of directors then fixed is between six
(6) and eight (8) and into three classes if the number of directors then fixed is nine (9) or greater: Class I, Class II and, if applicable, Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by the applicable number of classes. If a fraction is also contained in such quotient and if such fraction is one-half or one-third (1/3), the extra director shall be a member of Class II. If the fraction is two-thirds (2/3), one of the extra directors shall be a member of Class II and the other shall be a member of Class
III. Each director shall serve for a term ending on the date of the second annual meeting if there are two classes and on the third annual meeting if there are three classes following the annual meeting at which such director was elected.

      At the first annual meeting of shareholders held after the corporation qualifies as a listed corporation within the meaning of Section 301.5 of the California Corporations Code, (i) if there are two classes of directors, the Class I directors shall be elected for a term of two years and the Class II directors shall be elected for a term of one year, or (ii) if there are three classes of directors, the Class I directors shall be elected for a term of three years, the Class II directors shall be elected for a term of two years, and the Class III directors shall be elected for a term of one year.

      In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director in the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, retirement, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the number of directors in the respective classes into conformity with the formula in this Article IX, as applied to the new authorized number of directors.
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      Notwithstanding any of the foregoing provisions of this ArticleIX, each director shall serve until his or her successor is elected and has qualified or until his or her death, retirement, resignation or removal.

      Should a vacancy occur or be created, the remaining directors (even though less than a quorum) may fill the vacancy for the full term of the class in which the vacancy occurs or is created.

                                    ARTICLE X

      Each reference in the Articles of Incorporation to any provision of the California Corporations Code refers to the specified provision for the General Corporation Law of the State of California, as the same now exists or as it may hereafter be amended or superseded.

      3. The foregoing amendment and restatement of the Articles of Incorporation of this corporation has been duly approved by the Board of Directors.

      4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of the sole shareholder of this Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of this Corporation is fifty (50) shares of common stock, no par value. The number of shares voting in favor of this amendment and restatement equals the total amount of the outstanding shares of this Corporation., which equalled or exceeded the vote required which is a majority of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 24, 1995

                                                /s/ Howard C. Reese
                                                --------------------------------
                                                Howard C. Reese, President

                                                /s/ Harriet Burns Feller
                                                --------------------------------
                                                Harriet Burns Feller, Secretary